Exhibit 5.1

150 Third Avenue South, Suite 2800
Nashville, TN 37201
(615) 742-6200

March 18, 2016
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027

Re:	Registration Statement on Form S-3 of Delek US Holdings, Inc.

Ladies and Gentlemen:

We have acted as counsel to Delek US Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) including the prospectus constituting a part thereof (the “Prospectus”), filed on 3/18/2016 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be offered and sold by the Company and/or one or more selling stockholders pursuant to Rule 415 under the Securities Act.

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and with your consent have relied upon, a certificate of an officer of the Company with respect to certain factual matters.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that: (a) upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of the shares of Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become, and at such time remain, effective under the Securities Act and (c) assuming that upon the issuance of such shares of Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Second Amended and Restated Certificate of Incorporation, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company, will be validly issued, fully paid and nonassessable.

Our opinions expressed herein are limited to the laws of the State of Delaware and the federal laws of the United States of America. We do not express any opinion with respect to the law of any other jurisdiction or the securities or “blue sky” laws of any jurisdiction.

Our opinion is given as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinion expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC

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